EXHIBIT 10.7

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

July 31, 2026

Via Federal Express

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022,

Attention: Clifford A. Teller and James Siegel

Re:	Mutual Termination of Controlled Equity Distribution Agreement

To Whom It May Concern:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of April 1, 2023, by and among Aim ImmunoTech Inc., a Delaware corporation (“Company”), and Maxim Group LLC, as sales agent and/or principal (the “Agent”).

The purpose of this letter is to confirm that Company and Agent have mutually agreed to terminate the Agreement, effective August 15, 2026. In connection with such mutual termination, Company and Agent each waive any further notice period or other procedural requirement under Section 7 of the Agreement to the extent inconsistent with this mutual termination.

If you have any questions concerning the above, please do not hesitate to contact me.

Very truly yours,

/s/Thomas K Equels
Thomas K. Equels
Chief Executive Officer

Agreed and Acknowledged:

Maxim Group LLC

By:	/s/[***]
Name:	[***]
Title:	Co-Head of Investment Banking

cc:	Ellenoff Grossman & Schole LLP, counsel for the Agent, at 1345 Avenue of the Americas, New York, New York 10105 Attention: Matthew Bernstein, Esq,, Thompson Hine LLP, counsel for the Company, at 300 Madison Avenue, 27th Floor, New York, New York 10017 Attention: Faith L. Charles, Esq.